FORM OF REAFFIRMATION OF AND AMENDMENT TO THIRD-PARTY SECURITY AGREEMENT

This Reaffirmation and Amendment to Third-Party Agreement (the “Agreement”), dated as of                                 for reference purposes only, is executed by and between Greenhill Capital Partners, LLC, a Delaware limited liability company (“Debtor”), and FIRST REPUBLIC BANK, a division of Merrill Lynch Bank & Trust Co., FSB (“Lender”), with reference to the following facts:

A. Concurrent herewith, Bank and Greenhill & Co. Inc., a Delaware limited liability company (“Borrower”) are entering into that certain Fourth Modification Agreement (the “Fourth Modification”) to the Loan Agreement dated January 31, 2006 and previously modified as of August 1, 2006, March 14, 2007 and May 2, 2007 (as modified, including pursuant to the Fourth Modification, the “Loan Agreement”). All terms with an initial capital letter that are used but not defined in this Agreement shall have the respective meanings given to such terms in the Loan Agreement.

B. Pursuant to the Loan Agreement Lender has previously made a loan in the total principal amount of Seventy-Five Million and 00/100 Dollars ($75,000,000.00) (the “Original Loan Amount”) to Borrower, as evidenced by Borrower’s promissory note dated January 31, 2006 and modified as of August 1, 2006, March 14, 2007 and May 2, 2007 (the “Original Note”).

C. Concurrently herewith, Borrower is executing and delivering to Lender a Promissory Note (Amended and Restated) (the “Restated Note”), pursuant to which Lender has increased the Original Loan Amount to Ninety Million and 00/100 Dollars ($90,000,000.00) (the “Loan”).

D. To secure Borrower’s obligations under the Loan, Debtor entered into that certain Third-Party Security Agreement, dated as of May 2, 2007 (the “Security Agreement”).

E. To induce Lender to enter into the Fourth Modification and to increase the principal amount of the Loan, Debtor has agreed to execute this Agreement.

NOW THEREFORE, for valuable consideration the receipt and adequacy of which are hereby acknowledged, Debtor acknowledges, agrees and makes certain representations in favor of Lender as follows:

1. Debtor hereby represents and warrants and agrees that the Security Agreement is in full force and effect as of the date hereof and to the knowledge of Debtor, there are no defenses, off-sets or counterclaims to its liability under the Security Agreement.

2. Debtor hereby reaffirms its Security Agreement and hereby agrees that the Security Agreement shall secure payment and performance of all Obligations of Borrower under, or in connection with, the Loan Agreement and the Restated Note, including, without limitation, the additional principal amount.

3. Debtor hereby reaffirms all waivers contained in the Security Agreement including, without limitation, all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Debtor’s rights of subrogation and reimbursement against Borrower by the operation of Section 580(d) of the Code of Civil Procedure or other similar law.

4. So long as the Loan remains in effect, Debtor agrees to maintain a deposit account with Lender.

DEBTOR:

Greenhill Capital Partners, LLC a Delaware limited liability company
By:
Name:
Its:

Accepted:

FIRST REPUBLIC BANK a division of Merrill Lynch Bank & Trust Co., FSB
By:
Name:
Its: